EXHIBIT 10.2


      AMENDMENT TO LECROY CORPORATION (CATC) SPECIAL 2000 STOCK OPTION PLAN

Article One, Section V.A. is hereby amended to read in its entirety as follows:

         "The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 278."